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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                H & R BLOCK, INC.

                      (As amended through August 30, 1999)

                                     OFFICES

          1. OFFICES. The corporation shall maintain a registered office in the State of Missouri, and shall have a resident agent in charge thereof. The location of the registered office and name of the resident agent shall be designated in the Articles of Incorporation, or by resolution of the board of directors, on file in the appropriate offices of the State of Missouri. The corporation may maintain offices at such other places within or without the State of Missouri as the board of directors shall designate.


                                      SEAL

          2. SEAL. The corporation shall have a corporate seal inscribed with the name of the corporation and the words "Corporate Seal - Missouri". The form of the seal may be altered at pleasure and shall be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise used.


                             SHAREHOLDERS' MEETINGS

          3. PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal office of the corporation in Missouri, except such meetings as the board of directors (to the extent permissible by law) expressly determines shall be held elsewhere, in which case such meetings may be held at such other place or places, within or without the State of Missouri, as the board of directors shall have determined.

          4. ANNUAL MEETING. (a) DATE AND TIME. The annual meeting of shareholders shall be held on the first Wednesday in September of each year, if not a legal holiday, and if a legal holiday, then on the first business day following, at 9:00 a.m., or on such other date as the board of directors may specify, when directors shall be elected and such other business transacted as may be properly brought before the meeting.

         (b) Business Conducted. At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board, otherwise properly brought before the meeting by or at the direction of the board, or otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary. To be timely, such notice must be delivered to


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or mailed and received at the principal executive offices of the corporation at least 45 days before the date in the year of the annual meeting corresponding to the date on which the corporation first mailed its proxy materials for the prior year's annual meeting of shareholders. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

         Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this section 4(b); provided, however, that nothing in this section 4(b) shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

         The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this section 4(b), and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          5. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the chairman of the board, by the chief executive officer or by the president, or at any time upon the written request of a majority of the board of directors, or upon the written request of the holders of not less than 80% of the stock of the corporation entitled to vote in an election of directors. Each call for a special meeting of the shareholders shall state the time, the day, the place and the purpose or purposes of such meeting and shall be in writing, signed by the persons making the same and delivered to the secretary. No business shall be transacted at a special meeting other than such as is included in the purposes stated in the call.

          6. CONDUCT OF ANNUAL AND SPECIAL MEETINGS. The chairman of the board, or in his absence the chief executive officer or the president, shall preside as the chairman of the meeting at all meetings of the shareholders. The chairman of the meeting shall be vested with the power and authority to (i) maintain control of and conduct an orderly meeting; (ii) exclude any shareholder from the meeting for failing or refusing to comply with any of the procedural standards or rules or conduct or any reasonable request of the chairman; and (iii) appoint inspectors of elections, prescribing their duties, and administer any oath that may be required under Missouri law.

          7. NOTICES. Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, date and time thereof and in case of a special meeting, the purpose or purposes thereof shall be delivered or mailed to each shareholder entitled to vote thereat, not less than ten nor more than fifty days prior to the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given. Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage prepaid

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thereon, addressed to the shareholder at his address as it appears on the books of the corporation.

          8. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these bylaws, the Articles of Incorporation of the corporation, or of any law, a waiver thereof, if not expressly prohibited by law, in writing signed by the person or persons entitled to such notice, shall be deemed the equivalent to the giving of such notice.

          9. QUORUM. Except as otherwise may be provided by law, by the Articles of Incorporation of the corporation or by these bylaws, the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be required for and shall constitute a quorum at all meetings of the shareholders for the transaction of business. Every decision of a majority in amount of shares of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the Articles of Incorporation. If a quorum be not present at any meeting, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting to a specified date not longer than 90 days after such adjournment without notice other than announcement at the meeting, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

          10. PROXIES. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting unless said instrument provides that it shall be valid for a longer period.

          11. VOTING. Each shareholder shall have one vote for each share of stock having voting power registered in his name on the books of the corporation and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock shall be voted at any election for directors which shall have been transferred on the books of the corporation within fifty days preceding such election of directors.

          Shareholders shall have no right to vote cumulatively for the election of directors.

          A shareholder holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and a shareholder whose stock is pledged shall be entitled to vote unless, in the transfer by the pledgor on the books of the corporation, he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said stock and vote thereon.

          12. SHAREHOLDERS' LISTS. A complete list of the shareholders entitled to vote at every election of directors, arranged in alphabetical order, with the address of and the number of voting shares held by each shareholder, shall be prepared by the officer having charge of the stock books of the corporation and for at least ten days prior to the date of the election shall be open at the place where the election is to beheld, during the usual hours for business, to the examination of any shareholder and shall be produced and kept open at the place of the election during the whole time thereof to the inspection of any shareholder

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present. The original or duplicate stock ledger shall be the only evidence as to who are shareholders entitled to examine such lists, or the books of the corporation, or to vote in person or by proxy, at such election. Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.

          13. RECORDS. The corporation shall maintain such books and records as shall be dictated by good business practice and by law. The books and records of the corporation may be kept at any one or more offices of the corporation within or without the State of Missouri, except that the original or duplicate stock ledger containing the names and addresses of the shareholders, and the number of shares held by them, shall be kept at the registered office of the corporation in Missouri. Every shareholder shall have a right to examine, in person, or by agent or attorney, at any reasonable time, for any reasonable purpose, the bylaws, stock register, books of account, and records of the proceedings of the shareholders and directors, and to make copies of or extracts from them.

                                    DIRECTORS

          14. NUMBER AND POWERS OF THE BOARD. The property and business of this corporation shall be managed by a board of directors, and the number of directors to constitute the board shall be not less than nine nor more than fifteen, the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the whole board of directors, but shall be twelve until and unless so fixed. Directors need not be shareholders. In addition to the powers and authorities by these bylaws expressly conferred upon the board of directors, the board may exercise all such powers of the corporation and do or cause to be done all such lawful acts and things as are not prohibited, or required to be exercised or done by the shareholders only.

          15. INCUMBENCY OF DIRECTORS. (a) ELECTION AND TERM OF OFFICE. The directors of the corporation shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal as possible and any increase or decrease in the number of directors shall be apportioned by the board of directors among the classes to maintain the number of directors in each class as nearly equal as possible. At each annual meeting of shareholders, directors shall be elected to succeed those whose terms then expire and to fill any vacancies and newly created directorships not previously filled by the board. Newly elected directors shall belong to the same class as the directors they succeed or, with respect to newly created directorships, to the respective classes to which such directorships are assigned by the board of directors. The term of office of each director shall begin immediately after his election and, except as set forth in the Articles of Incorporation as to the terms of office of the initial directors in each class, the directors in each class shall hold office until the third succeeding annual meeting of shareholders after the regular election of directors of that class or until their successors are elected and qualified and subject to prior death, resignation, retirement or removal from office of a director. No decrease in the number of directors constituting the board of directors shall reduce the term of any incumbent director.

          (b) REMOVAL. The entire board of directors of the corporation may be removed at any time but only by the affirmative vote of the holders of 80% or more of the outstanding shares of each class of stock of the corporation entitled to elect one or more directors at a meeting of the shareholders called for such purpose.

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          16. VACANCIES. Any newly created directorship resulting from an increase in the number of directors, and any vacancy occurring on the board of directors through death, resignation, disqualification, disability or any other cause, may be filled by vote of a majority of the surviving or remaining directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill a vacancy shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until the election and qualification of his successor.

          17. MEETINGS OF THE NEWLY ELECTED BOARD OF DIRECTORS - NOTICE. The first meeting of each newly elected board, which shall be deemed the annual meeting of the board, shall be held on the same day as the annual meeting of shareholders, as soon thereafter as practicable, at such time and place, either within or without the State of Missouri, as shall be designated by the president. No notice of such meeting shall be necessary to the continuing or newly elected directors in order legally to constitute the meeting, provided that a majority of the whole board shall be present; or the members of the board may meet at such place and time as shall be fixed by the consent in writing of all of the directors.

          18. NOTICE. (a) REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such place or places, within or without the State of Missouri, and at such time or times, as the board of directors may from time to time fix by resolution adopted by the whole board. Any business may be transacted at a regular meeting.

          (b) SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman, the chief executive officer, the president or any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, by telephone or telegram on 24 hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. The place may be within or without the State of Missouri as designated in the notice. The "call" and the "notice" of any such meeting shall be deemed synonymous.

          19. QUORUM. At all meetings of the board of directors a majority of the whole board shall, unless a greater number as to any particular matter is required by statute, by the Articles of Incorporation or by these bylaws, constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. Less than a quorum may adjourn the meeting successively until a quorum is present, and no notice of adjournment shall be required.

          The foregoing provisions relating to a quorum for the transaction of business shall not be affected by the fact that one or more of the directors have or may have interests in any matter to come before a meeting of the board, which interests are or might be adverse to the interests of this corporation. Any such interested director or directors shall at all times be considered as present for the purpose of determining whether or not a quorum exists, provided such director or directors are in attendance and do not waive the right to vote.

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          20. NOMINATIONS FOR ELECTION AS DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors may be made at a meeting of shareholders (i) by or at the direction of the board of directors by any nominating committee or person appointed by the board or (ii) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section 20. Such nominations, other than those made by or at the direction of the board, shall be made pursuant to timely notice in writing to the secretary.

          To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that if fewer than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice to the secretary shall set forth
(a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, such person's name, age, business address, residence address, and principal occupation or employment, the class and number of shares of capital stock of the corporation that are beneficially owned by such person, and any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, such shareholder's name and record address and the class and number of shares of capital stock of the corporation that are beneficially owned by such shareholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

          The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          21. DIRECTORS' ACTION WITHOUT MEETING. If all the directors severally or collectively consent in writing to any action to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held. The secretary shall file such consents with the minutes of the meetings of the board of directors.

          22. WAIVER. Any notice provided or required to be given to the directors may be waived in writing by any of them, whether before, at, or after the time stated therein. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where he attends for the express purpose of objecting to the transaction of any business thereat because the meeting is not lawfully called or convened.

          23. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any

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threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the first two unnumbered paragraphs of this section 23, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

          Any indemnification under the first two unnumbered paragraphs of this section 23, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in this section 23. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

          Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding as

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authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section 23.

          The indemnification provided by this section 23 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled either under the Articles of Incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          The corporation shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section 23, to any person who is or was a director or officer or to any person who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed or provided for in the Articles of Incorporation of the corporation or any duly adopted amendment thereof or (ii) authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Upon adoption of this bylaw by the shareholders of the corporation, the corporation may enter into indemnification agreements with each director who is in office on the date of such adoption and, by vote of or resolution adopted by a majority of a quorum of disinterested directors, with each director who is thereafter elected a director of the corporation. The corporation may enter into indemnification agreements with each officer of the corporation whom the board of directors, by vote of a majority of a quorum of disinterested directors, authorizes or may, by resolution adopted by a vote of a majority of a quorum of disinterested directors, authorize indemnification of any officer to the same extent as provided in such indemnification agreement, subject to the same exception as provided therein and such additional exception as may be set forth in such resolution. Such indemnification agreements shall be substantially in the form attached as Annex I to the bylaws.

          The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section 23.

          For the purpose of this section 23, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section 23 with respect to the

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resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          For purposes of this section 23, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the corporation" shall include any service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section 23.

          24. INTERESTS OF DIRECTORS. In case the corporation enters into contracts or transacts business with one or more of its directors, or with any firm of which one or more of its directors are members or with any other corporation or association of which one or more of its directors are members, shareholders, directors or officers, such transaction or transactions shall not be invalidated or in any way affected by the fact that such director or directors have or may have interests therein which are or might be adverse to the interests of this corporation; provided that such contract or transaction is entered into in good faith and authorized or ratified on behalf of this corporation by the board of directors or by a person or persons (other than the contracting person) having authority to do so, and if the directors or other person or persons so authorizing or ratifying shall then be aware of the interest of such contracting person. In any case in which any transaction described in this section 24 is under consideration by the board of directors, the board may, upon the affirmative vote of a majority of the whole board, exclude from its presence while its deliberations with respect to such transaction are in progress any director deemed by such majority to have an interest in such transaction.

          25. COMMITTEES. (a) EXECUTIVE COMMITTEE. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate an executive committee, such committee to consist of two or more directors of the corporation, which committee, to the extent provided in said resolution or resolutions, shall have and may exercise all of the authority of the board of directors in the management of the corporation. The executive committee shall keep regular minutes of its proceedings and the same shall be recorded in the minute book of the corporation. The secretary or an assistant secretary of the corporation may act as secretary for the committee if the committee so requests.

          (b) AUDIT COMMITTEE. The corporation shall maintain an audit committee consisting of at least three directors. No member of the audit committee shall be an employee of the corporation. The audit committee shall use reasonable efforts to effect the establishment and maintenance by the corporation of adequate financial reporting and audit procedures. The audit committee shall annually review and confirm management's proposal for the selection of the corporation's independent public accounting firm and, following completion of such firm's audit examination of the corporation's consolidated financial statements, review with such firm and corporation management, such matters in connection with the audit as deemed necessary and desirable by the audit committee. The audit committee shall have such additional duties, responsibilities, functions and powers as may be delegated to it by the board of directors of the corporation. The audit committee shall be

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empowered to retain, at the expense of the corporation, independent expert(s) if it deems this to be necessary.

          (c) OTHER COMMITTEES. The board of directors may also, by resolution or resolutions passed by a majority of the whole board, designate other committees, with such persons, powers and duties as it deems appropriate and as are not inconsistent with law.

          26. COMPENSATION OF DIRECTORS AND COMMITTEE MEMBERS. By resolution duly adopted by a majority of the board of directors, directors and members shall be entitled to receive reasonable annual compensation for services rendered to the corporation as such, and a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board or committee; provided that nothing herein contained shall be construed to preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

                                    OFFICERS

          27. (a) ELECTED OFFICERS. The following officers of the corporation shall be chosen or appointed by election by the board of directors, and shall be deemed elected officers: a president, a secretary, and a treasurer; also, if the board desires, a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. The chairman of the board, the vice chairman of the board and the chief executive officer shall be deemed executive officers of the corporation, and shall be vested with such powers, duties, and authority as the board of directors may from time to time determine and as may be set forth in these bylaws.

          Any two or more of such offices may be held by the same person, except the offices of chairman of the board and vice chairman of the board, president and vice president, and the offices of president and secretary.

          An elected officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected and furnishes any bond required by the board; but the board may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.

          (b) ELECTION OF OFFICERS. The board of directors at each annual meeting thereof shall elect a president from among their own number. They shall also elect at such time a secretary and a treasurer, who need not be directors. The board then, or from time to time, may elect a chairman of the board, a vice chairman of the board, a chief executive officer and such vice presidents, assistant secretaries and assistant treasurers as it may deem advisable or necessary.

          (c) TERM OF OFFICE. Each elected officer of the corporation shall hold his office for the term for which he was elected, or until he resigns or is removed by the board, whichever first occurs.

          (d) APPOINTMENT OF OFFICERS AND AGENTS - TERMS OF OFFICE. The board from time to time may also appoint such other officers and agents for the corporation as it shall deem necessary or advisable. All appointed officers and agents shall hold their respective positions at the pleasure of the board or for such terms as the board may specify, and they shall exercise such powers and perform such duties as shall be determined from time to time by the board, or by an elected officer empowered by the board to make such determinations.

          28. REMOVAL. Any officer or agent elected or appointed by the board of directors, and any employee, may be removed or discharged by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without a prejudice to the contract rights, if any, of the person so removed.

          29. SALARIES AND COMPENSATION. Salaries and compensation of all elected officers of the corporation shall be fixed, increased or decreased by the board of directors, but this power, except as to the salary or compensation of the chairman of the board, the vice chairman of the board, the chief executive officer and the president, may, unless prohibited by law, be delegated by the board to the chairman of the board, the vice chairman of the board, the chief executive officer, the president or a committee. Salaries and compensation of all other appointed officers, agents, and employees of the corporation may be fixed, increased or decreased by the board of directors, but until action is taken with respect thereto by the board of directors, the same may be fixed, increased or decreased by the chairman of the board, by the chief executive officer, by the president or by such other officer or officers as may be empowered by the board of directors to do so.

          30. DELEGATION OF AUTHORITY TO HIRE, DISCHARGE, ETC. The board from time to time may delegate to the chairman of the board, the vice chairman of the board, the chief executive officer, the president or other officer or executive employee of the corporation, authority to hire, discharge, and fix and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

          31. THE CHAIRMAN OF THE BOARD, THE VICE CHAIRMAN OF THE BOARD, THE CHIEF EXECUTIVE OFFICER AND THE PRESIDENT. The chairman of the board or the president shall be elected by the board of directors to be the chief executive officer of the corporation, or the board of directors may elect a chief executive officer who is not the chairman of the board or the president, and the chief executive officer shall have general and active management of the business of the corporation and shall carry into effect all directions and resolutions of the board. The chairman of the board, the vice chairman of the board, the chief executive officer and the president shall be vested with such powers, duties, and authority as the board of directors may from time to time determine and as may be set forth in these bylaws. Except as otherwise provided for in these bylaws, the chairman of the board, or in his absence, the chief executive officer or president, shall preside at all meetings of the shareholders of the corporation and at all meetings of the board of directors.

          The chairman of the board, vice chairman of the board, the chief executive officer or president may execute all bonds, notes, debentures, mortgages, and other contracts requiring a seal, under the seal of the corporation and may cause the seal to be affixed thereto, and all other instruments for and in the name of the corporation, except that if by law such instruments are required to be executed only by the president, he shall execute them.

          The chairman of the board, vice chairman of the board, chief executive officer or president, when authorized so to do by the board, may execute powers of attorney from, for, and in the name of the corporation, to such proper person or persons as he may deem fit, in order that thereby the business of the corporation may be furthered or action taken as may be deemed by him necessary or advisable in furtherance of the interests of the corporation.

          The chairman of the board, vice chairman of the board, chief executive officer or president, except as may be otherwise directed by the board, shall attend meetings of shareholders of other corporations to represent this corporation thereat and to vote or take action with respect to the shares of any such corporation owned by this corporation in such manner as he shall deem to be for the interests of the corporation or as may be directed by the board.

          The chairman of the board, vice chairman of the board, chief executive officer or president shall have such other or further duties and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.";

          32. VICE PRESIDENTS. The vice presidents in the order of their seniority shall, in the absence, disability or inability to act of the chairman of the board, the vice chairman of the board, the chief executive officer and the president, perform the duties and exercise the powers of the chairman of the board, the vice chairman of the board, the chief executive officer and the president, and shall perform such other duties as the board of directors shall from time to time prescribe.

          33. THE SECRETARY AND ASSISTANT SECRETARIES. The secretary shall attend all sessions of the board and except as otherwise provided for in these bylaws, all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. He shall perform like duties for the executive and other standing committees when requested by the board or such committee to do so.

          His shall be the principal responsibility to give, or cause to be given, notice of all meetings of the shareholders and of the board of directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these bylaws.

          He shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered or home office of the corporation in Missouri, or elsewhere, are so maintained.

          He shall keep in safe custody the seal of the corporation, and when duly authorized to do so shall affix the same to any instrument requiring it, and when so affixed, he shall attest the same by his signature.

          He shall perform such other duties and have such other authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors, the chairman of the board or the president, under whose direct supervision he shall be.

          He shall have the general duties, powers and responsibilities of a secretary of a corporation.

          The assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the secretary, shall perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board may from time to time prescribe.

          34. THE TREASURER AND ASSISTANT TREASURERS. The treasurer shall have the responsibility for the safekeeping of the funds and securities of the corporation, and shall keep or cause to be kept, full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall keep, or cause to be kept, all other books of account and accounting records of the corporation, and shall deposit or cause to be deposited all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

          He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the board, and shall render to the chief executive officers of the corporation and the directors whenever they may require it, an account of all his transactions as treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

          He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

          He shall have the general duties, powers and responsibility of a treasurer of a corporation, and shall be the chief financial and accounting officer of the corporation.

          The assistant treasurers in the order of their seniority shall, in the absence, disability or inability to act of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties as the board of directors shall from time to time prescribe.

          35. DUTIES OF OFFICERS MAY BE DELEGATED. If any officer of the corporation be absent or unable to act, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole board concurs therein.

                                 SHARES OF STOCK

          36. CERTIFICATES OF STOCK. The certificates for shares of stock of the corporation shall be numbered, shall be in such form as may be prescribed by the board of directors in conformity with law, and shall be entered into the stock books of the corporation as they are issued, and such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued, and number of shares represented thereby and shall be signed by the president or a vice president, and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, and sealed with the seal of the corporation, which seal may be facsimile, engraved or printed. If the corporation has a registrar, a transfer agent, or a transfer clerk who actually signs such certificates, the signatures of any of the other officers above mentioned may be facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer were an officer at the date of its issue.

          37. TRANSFERS OF SHARES - TRANSFER AGENT - REGISTRAR. Transfers of shares of stock shall be made on the books of the corporation only by the person named in the stock certificate or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record books and other transfer records shall be in the possession of the secretary or of a transfer agent or clerk of the corporation. The corporation by resolution of the board may from time to time appoint a transfer agent and if desired a registrar, under such arrangements and upon such terms and conditions as the board of directors deems advisable; but until and unless the board appoints some other person, firm, or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the secretary shall be the transfer agent or clerk of the corporation, without the necessity of any formal action of the board of directors and the secretary shall perform all of the duties thereof.

          38. LOST CERTIFICATE. In the case of the loss or destruction of any outstanding certificate for shares of stock of the corporation, the corporation may issue a duplicate certificate (plainly marked "duplicate"), in its place, provided the registered owner thereof or his legal representatives furnish due proof of loss thereof by affidavit, and (if required by the board of directors, in its discretion) furnish a bond in such amount and form and with such surety as may be prescribed by the board. In addition, the board of directors may make any other requirements which it deems advisable.

          39. CLOSING OF TRANSFER BOOKS. The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of the shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or any effective date or change or conversion or exchange of capital stock; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the effective date of any of the above enumerated transactions, as a record date; and in either case such shareholders and only such shareholders as shall be shareholders of record on the date of closing the transfer books, or on the record date so fixed, shall be entitled to receive notice of any such transaction or to participate in any such transactions notwithstanding any transfer of any share on the books of the corporation after the date of closing the transfer books or such record date so fixed.


                                     GENERAL

          40. DIVIDENDS. Dividends upon the shares of stock of the corporation, subject to any applicable provisions of the Articles of Incorporation and of any applicable laws or statutes may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of its stock and to the extent and in the manner provided by law out of any available earned surplus or earnings of the corporation. Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

          41. CREATION OF RESERVES. Before the payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in their absolute discretion, think proper as a reserve fund or funds, to meet contingencies, or for equalizing dividends, or for repairing, or maintaining any property of the corporation, or for such other purposes as the board of directors shall think conducive to the interests of the corporation, and the board of directors may abolish any such reserve in the manner in which it was created.

          42. FIXING OF CAPITAL, TRANSFERS OF SURPLUS. Except as may be specifically otherwise provided in the Articles of Incorporation, the board of directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith, relative to:

               (i) The determination of what part of the consideration received for shares of the corporation shall be capital;

               (ii)  Increasing or reducing capital;

               (iii) Transferring surplus to capital or capital to surplus;

               (iv) Allocating capital to shares of a particular class of stock;

               (v) The consideration to be received by the corporation for its shares; and

               (vi)  All similar or related matters;

provided that any concurrent action or consent by or of the corporation and its shareholders required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.

          43. CHECKS, NOTES AND MORTGAGES. All checks, drafts, or other instruments for the payment, disbursement, or transfer of monies or funds of the corporation may be signed in its behalf by the treasurer of the corporation, unless otherwise provided by the board of directors. All notes of the corporation and any mortgages or other forms of security given to secure the payment of the same may be signed by the president who may cause to be affixed the corporate seal attested by the secretary or assistant secretary. The board of directors by resolution adopted by a majority of the whole board from time to time may authorize any officer or officers or other responsible person or persons to execute any of the foregoing instruments for and in behalf of the corporation.

          44. FISCAL YEAR. The board of directors may fix and from time to time change the fiscal year of the corporation. In the absence of action by the board of directors, the fiscal year shall end each year on the same date which the officers of the corporation elect for the close of its first fiscal period.

          45. TRANSACTIONS WITH RELATED PERSONS. The affirmative vote of not less than 80% of the outstanding shares of the corporation entitled to vote in an election of directors shall be required for the approval or authorization of any business transaction with a related person as set forth in the Articles of Incorporation in the manner provided therein.

          46. DIRECTOR'S DUTIES; CONSIDERATION OF TENDER OFFERS. The board of directors shall have broad discretion and authority in considering and evaluating tender offers for the stock of this corporation. Directors shall not be liable for breach of their fiduciary duty to the shareholders merely because the board votes to accept an offer that is not the highest price per share, provided, that the directors act in good faith in considering collateral nonprice factors and the impact on constituencies other than the shareholders (i.e., effect on employees, corporate existence, corporate creditors, the community, etc.) and do not act in willful disregard of their duties to the shareholders or with a purpose, direct or indirect, to perpetuate themselves in office as directors of the corporation.

          47. AMENDMENT OF BYLAWS. (a) BY DIRECTORS. The board of directors may make, alter, amend, change, add to or repeal these bylaws, or any provision thereof, at any time.

          (b) BY SHAREHOLDERS. These bylaws may be amended, modified, altered, or repealed by the shareholders, in whole or in part, only at the annual meeting of shareholders or at the special meeting of shareholders called for such purpose, only upon the affirmative vote of the holders of not less than 80% of the outstanding shares of stock of this corporation entitled to vote generally in the election of directors, provided that an affirmative vote of a majority of the votes entitled to be cast shall be sufficient to approve any such amendment, modification, alteration or repeal that has been adopted by a vote of 80% of the members of the board of directors.

                                     ANNEX I

                            INDEMNIFICATION AGREEMENT

          THIS AGREEMENT is made this day of ____________, 19__, between H & R Block, Inc., a Missouri corporation (the "Company"), and _______________ (the "Director").

          WITNESSETH THAT:

          WHEREAS, the Director is a member of the Board of Directors of the Company and in such capacity is performing a valuable service for the Company; and

          WHEREAS, under the authority of Section 351.355 of the Missouri Revised Statutes of 1978, as amended to date (the "State Statute"), bylaws have been adopted that provide for the indemnification of the officers, directors, agents and employees of the Company to a greater extent than provided for by Subsections 1 through 3 of such State Statute; and

          WHEREAS, the bylaws of the Company and the State Statute specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and the members of its Board of Directors with respect to indemnification of such directors; and

          WHEREAS, in accordance with the authorization provided by Subsection 7 of the State Statute, the Company has purchased and presently maintains a policy or policies of Directors or Officers Liability Insurance ("D & O Insurance"), covering certain liabilities that may be incurred by its directors and officers in the performance of their services for the Company; and

          WHEREAS, recent developments with respect to the terms and availability of D & O Insurance and with respect to the application, amendment and enforcement of statutory and bylaw indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors thereby; and

          WHEREAS, in order to resolve such questions and thereby induce the Director to serve and continue to serve as a member of the Board of Directors of the Company, the Company has determined and agreed to enter into this Agreement with the Director;

          NOW, THEREFORE, in consideration of the Director's service and continued service as a director of the Company after the date hereof, the parties hereto agree as follows:

          1. INDEMNITY OF THE DIRECTOR. Subject only to the exclusions set forth in Section 3 hereof, the Company hereby agrees as follows:

          (a) To hold harmless and indemnify the Director against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company or any action accruing prior to the execution of the

Agreement) to which the Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Director is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

          (b) Otherwise to hold harmless and indemnify the Director to the fullest extent as may be provided to the Director by the Company under the nonexclusivity provisions of Section 23 of the Bylaws and Subsection 6 of the State Statute.

          (c) To pay the Director, or such person or entity as the Director may designate, on a continuing and current basis (and in any event not later than ten business days following receipt by the Company of the Director's request for reimbursement) all expenses (including attorneys' fees), costs, fines, etc., incurred by or levied upon the Director in connection with any action, suit or proceeding that may be indemnifiable under the provisions of this Agreement.

          2. MAINTENANCE OF INSURANCE AND SELF INSURANCE. (a) The Company represents that it presently has in force and effect policies of D & O Insurance with insurance companies and in amounts as follows (the "Insurance Policies"):

                   INSURER                  AMOUNT           COMPANY CONTRIBUTION
                   -------                  ------           --------------------
                National Union            $10,000,000            $500,000

Unless notification is given to the Director pursuant to the provisions of
Section 2(b) hereof, the Company hereby agrees that, so long as the Director continues to serve as a director of the Company (or shall continue at the request of the Company to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and thereafter so long as the Director is subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative by reason of the fact that the Director was a director of the Company (or served in any of said other capacities), the Company will purchase and maintain in effect for the benefit of the Director one or more valid, binding and enforceable policy or policies of D & O Insurance providing, in all respects, coverage at least comparable to that presently provided pursuant to the Insurance Policies. For purposes of this Agreement, any policy or policies of D & O Insurance purchased to maintain such coverage shall be deemed to be the Insurance Policies.

          (b) The Company shall not be required to maintain said Insurance Policies in effect, provided, however, that the Company notifies the Director in writing within five business days after the making of the decision to not renew or replace the Insurance Policies, or any portion of the coverage previously provided by the Insurance Policies.

          (c) The maintenance of such insurance shall not diminish, relieve or replace the Company's liability for indemnification under the provisions of the State Statute, the Company's bylaws (the "Bylaws") or this Agreement. The Director's claim for reimbursement in advance of final disposition of an action, suit or proceeding of expenses which may be indemnifiable under the provisions of the State Statute, Bylaws or this Agreement and payable in advance of final disposition of an action pursuant to Subsection 6 of the State Statute, Section 23 of the Bylaws, or Section 1(c) of this Agreement shall not be denied on the basis that such amount may or will be covered by the Insurance Policies, if such payments from the insurance company will not be made to the Director within ten business days of such Director's claim for reimbursement.

          3. LIMITATIONS ON ADDITIONAL INDEMNITY. The Company shall be entitled to reimbursement from the Director for all monies paid to him or her as indemnification pursuant to this Agreement under the following circumstances:

          (a) to the extent of any costs or expenses the Director is actually reimbursed pursuant to any Insurance Policies purchased and maintained by the Company pursuant to Section 2 hereof;

          (b) if it is determined by a final judgment or other final adjudication by a court of competent jurisdiction considering the question of indemnification of the Director that such payment of indemnification is or would be in violation of applicable law;

          (c) on account of any suit in which judgment is rendered against the Director for an accounting of profits made from the purchase and sale or sale and purchase by the Director of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto;

          (d) if the Director's conduct is finally adjudged by a court of competent jurisdiction to have been knowingly fraudulent, deliberately dishonest or to constitute willful misconduct; or

          (e) if it is finally determined by a court of competent jurisdiction considering the question that the Director's decision to employ independent legal counsel, pursuant to Section 5(b)(ii) hereof, was not based on a "reasonable" conclusion that there was a conflict of interest between the Company and the Director.

          4. CONTINUATION OF INDEMNITY. All agreements and obligations of the Company contained herein shall continue during the period the Director is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as the Director is subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Director was a director of the Company or serving in any other capacity referred to herein.

          5. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by the Director of notice of the commencement of any action, suit or proceeding, the Director will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; the failure to promptly notify the Company will not relieve the Company from any liability that it may have to the Director hereunder, except to the extent the Company is prejudiced in its defense of such claim as a result of such failure. Unless otherwise requested by the Board, written notification shall not be necessary if the Director informs a majority of the Board of the commencement of any such action, or, independent of such notification by the Director, a majority of the Board has reason to believe such action has been initiated or threatened. With respect to any such action, suit or proceeding as to which the Director notifies (or is deemed to have notified) the Company of the commencement thereof:

          (a) The Company will be entitled to participate therein at its own expense;

          (b) Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof with counsel reasonably satisfactory to the Director. Subject to the provision below, after notice from the Company to the Director of its election so to assume the defense thereof, the Company will not be liable to the Director under this Agreement for any legal or other expenses subsequently incurred by the Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Director shall have the right to employ his or her own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Director unless (i) the employment of counsel by the Director has been authorized by the Company, (ii) the Director reasonably concludes that there may be a conflict of interest between the Company and the Director in the conduct of the defense of such action and that such conflict may lead to exposure for the director not otherwise indemnifiable under the provisions of this Agreement and notifies the Company of such conclusion and decision to employ separate counsel, or (iii) the Company fails to employ counsel to assume the defense of such action, in each case the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Director reasonably makes the conclusion provided for in (ii) above; and

          (c) The Company shall not be liable to indemnify the Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Director without the Director's written consent. Neither the Company nor the Director will unreasonably withhold their consent to any proposed settlement.

          6. REPAYMENT OF EXPENSES. The Director agrees that he or she will reimburse the Company for all reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against him or her in the event and only to the extent that it is ultimately determined by a court of competent jurisdiction considering the question that the Director is not entitled to be indemnified by the Company for such expenses under the provisions of the State Statute, the Bylaws, this Agreement or otherwise.

          7. ENFORCEMENT. (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce the Director to continue as a director of the Company, and acknowledges that the Director is relying upon this Agreement in continuing in such capacity.

          (b) In the event the Director is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, the Company shall reimburse the Director for all of the Director's reasonable fees and expenses (including attorney's fees) in bringing and pursuing such action.

          8. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity of unenforceability shall not affect the validity or enforceability of the other provisions hereof.

          9. MISCELLANEOUS. (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Missouri.

          (b) This Agreement shall be binding upon the Director and upon the Company, its successors and assigns, and shall inure to the benefit of the Director, his or her heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

          (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.


                                         H & R BLOCK, INC.



                                         By ______________________________




                                         By ______________________________
                                            _____________________, the Director